                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        EMERALD ISLE BANCORP, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    Notice is hereby given that the Annual Meeting of the Stockholders of Emerald Isle Bancorp, Inc. ("the Corporation") will be held at the Sheraton Tara Hotel, 37 Forbes Road, Braintree, Massachusetts on Monday, April 28, 1997, at 10:00 A.M. for the following purposes:

        1. To elect two directors to serve on the Board of Directors for a term of three years or until their successors have been elected and qualified.

        2. To elect Douglas C. Purdy to serve as Clerk of the Corporation until the next election, or until a successor is elected and qualified.

        3. To approve the selection of the independent accounting firm of Arthur Andersen LLP as Independent Public Accountants for the fiscal year ending December 31, 1997.

        4. To consider and act upon any other matters which may properly come before the meeting and any and all adjournments thereof.

    The close of business on Friday, February 28, 1997 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the meeting. This notice and accompanying proxy materials are being mailed to such stockholders on or about Friday, March 21, 1997.

    Whether or not you are able to attend the meeting, please complete and sign the accompanying proxy and return it promptly in the enclosed envelope.

        ------------------------------------------------------------------------

                                          Douglas C. Purdy, CLERK

Quincy, Massachusetts                     730 Hancock Street

March 21, 1997                            Quincy, MA 02170
                                          (617) 479-5001

                    ----------------------------------------

                           EMERALD ISLE BANCORP, INC.
                     -------------------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Emerald Isle Bancorp, Inc. (the "Corporation") for use at the 1997 Annual Meeting of Stockholders of the Corporation (the "Meeting") to be held at the Sheraton Tara Hotel, 37 Forbes Road, Braintree, Massachusetts on Monday, April 28, 1997 at 10:00 A.M. and is revocable by written notice to the Clerk prior to its exercise. Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted. Assistance in soliciting proxies will be provided by D.F. King & Co., Inc., 77 Water Street, New York, New York, 10005. The projected cost of such proxy solicitation assistance is $2,000. The expense of soliciting proxies will be borne by the Corporation. Solicitation will be accomplished by first mailing the proxy materials on or about March 21, 1997 to stockholders as of the record date and subsequently by letter and by telephone to stockholders whose proxies have not been received.

    The principal executive offices of Emerald Isle Bancorp, Inc. are located at 730 Hancock Street, Quincy, Massachusetts 02170. The Corporation's telephone number is (617) 479-5001.

      STOCKHOLDERS ARE URGED TO EXECUTE AND RETURN THEIR PROXIES PROMPTLY
                 IN ORDER TO MINIMIZE THE COST OF SOLICITATION.

              The date of this Proxy Statement is March 21, 1997.

                         OUTSTANDING VOTING SECURITIES

    Only holders of record at the close of business on February 28, 1997 will be entitled to vote at the meeting. As of that date there were 2,234,756 shares of common stock of the Corporation outstanding. These are the only voting securities of the Corporation outstanding. Each share is entitled to one vote on each matter to be presented to the meeting. To the knowledge of management, and based on the most recent filings with the Securities and Exchange Commission, as of February 28,1997, and based upon 2,234,756 outstanding shares of common stock, only the stockholders listed below own more than five percent of the common stock of the Corporation:

NAME AND ADDRESS                                                NUMBER OF SHARES   PERCENT OF CLASS
--------------------------------------------------------------  -----------------  -----------------
Emerald Isle Bancorp, Inc.                                             319,959(1)          14.31%
Employee Stock Ownership Plan                                                              14.32%
c/o The Pentad Corporation
950 Winter Street, Suite 1400
Waltham, MA 02154
Mark A. Osborne, Chairman of the Board,                                267,194(2)          11.96%(3)
President and Chief Executive Officer
Emerald Isle Bancorp, Inc.
730 Hancock Street
Quincy, MA 02170
Michael T. Putziger                                                    242,437             10.85%
Roche, Carens & DeGiacomo,P.C.
99 High Street
Boston, MA 02110 and
Myrna Putziger
Rubin and Rudman
50 Rowes Wharf
Boston, MA 02110

The Officers, Directors and nominees for Director own common stock in the Corporation as follows:
All Officers and Directors as a group                                1,047,364(4)          46.87%

------------------------
(1) The ESOP has no power to vote these shares. Allocated shares are voted as directed by the persons to whom they are allocated; unallocated shares are voted in the same percentages as the allocated shares.

(2) Of the shares beneficially owned by Mr. Osborne, Mr. Osborne owns 104,375 in his own name; he presently has a right to acquire 62,500 by exercise of options granted to him; 63,915 are being held in the ESOP; 13,327 are being held for Mr. Osborne under the Bank's NQERP, 11,250 are owned by his wife. Effective 2/92 Mr. Osborne by power of attorney from his parent has the right to vote and dispose of 7,500 shares. In addition Mr. Osborne presently has the right to vote 4,327 shares of unallocated stock in the ESOP. Mr. Osborne specifically disclaims ownership of the shares owned by his wife and mother and of the unallocated shares of the ESOP. Mr. Osborne currently has sole power to vote 180,117 shares. He has sole power to dispose of 111,875 shares.

(3) The Board of Directors voted at its 2/90 meeting to approve the acquisition by Mr. Osborne of more than 10% of the outstanding common stock of the Bank in accordance with Article 10 of The Hibernia Savings Bank's Amended and Restated Charter.

(4) This amount also includes shares owned in the company's ESOP of 300,464 allocated shares and 19,495 unallocated shares and unexercised incentive stock options granted to principal officers of 130,312 shares.

                      PROPOSAL I -- ELECTION OF DIRECTORS

    At the 1997 Annual Meeting, two persons will be elected to serve three year terms as Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees listed below.

    If any of the nominees shall be unable to serve, discretionary authority is reserved by the Board of Directors to vote for a substitute or to reduce the number of Directors to be elected, or both. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. The information shown in the following table regarding nominees has been furnished by each of the nominees. Shares held by or jointly with a spouse, minor child, or other relative living in the home of such nominee, or by a trust in which members of the nominee's family have a beneficial interest, have been treated for purposes of this proxy statement as beneficially owned by such nominee. However, such nominees disclaim beneficial interest in shares so held.

                                                                                                 CURRENT     PROPOSED
                                                                       SHARES        % OF         TERM         TERM
NAME AND PRINCIPAL                           AGE AT      DIRECTOR     OWNED AT      COMMON         TO           TO
   OCCUPATION                                2/28/97       SINCE       2/28/97       STOCK       EXPIRE       EXPIRE
-----------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
Douglas C. Purdy(1)                                54         1995        1,257          .06         1997         2000
ATTORNEY-AT-LAW
SERAFINI, PURDY,
DINARDO & WELLS(2)

Richard P. Quincy(1)                               42         1994        1,875          .08         1997         2000
PRESIDENT
QUINCY & CO.(3)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL ONE.

------------------------

(1) Director of The Hibernia Savings Bank and all subsidiaries of the Bank.

(2) During 1996, the Corporation paid $115,100 to Serafini, Purdy, DiNardo & Wells in fees, reimbursement of expenses paid on behalf of the Corporation and conveyancing fees paid by borrowers at loan closings.

(3) During 1996, the Corporation paid Quincy & Co. $105,869 for the Corporation's general insurance coverage. Said coverage was obtained at the same rate and on the same terms and conditions the Corporation could have obtained from other insurance agents.

    The following is a list of present Directors of the Corporation whose terms have not expired. These Directors, together with those named above, if elected, will constitute the Board of Directors of the Corporation for the coming year or until their successors are elected and qualified.

                                                                                                              CURRENT
                                                                                    SHARES        % OF         TERM
NAME AND PRINCIPAL                                        AGE AT      DIRECTOR     OWNED AT      COMMON         TO
   OCCUPATION                                             2/28/97       SINCE       2/28/97       STOCK       EXPIRE
------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Peter L. Maguire(1)                                             48         1986       22,968         1.03         1998
PRESIDENT
MANAGEMENT INFORMATION SERVICES

John V. Murphy(1)                                               47         1989       12,390          .55         1998
EXECUTIVE VICE PRESIDENT
MASS MUTUAL LIFE INSURANCE

Thomas P. Moore, Jr.(1)                                         58         1991       43,750(2)       1.96        1999
VICE PRESIDENT
STATE STREET RESEARCH &
MANAGEMENT

Mark A. Osborne(1)                                              47         1977      267,194(3)      11.96        1999
CHAIRMAN OF THE BOARD,
PRESIDENT AND CEO OF
EMERALD ISLE BANCORP, INC.

Michael T. Putziger(1)                                          50         1989      242,437(4)      10.85        1999
ATTORNEY-AT-LAW
ROCHE, CARENS & DEGIACOMO,P.C.(5)

------------------------

(1) Director of The Hibernia Savings Bank and all subsidiaries of the Bank.

(2) Includes 3,375 shares held in trust for children.

(3) Refer to footnote 3 "Outstanding Voting Securities."

(4) Includes 55,156 shares in his own name, 55,156 shares in spouse's name, 83,312 shares held in IRA and pension trust, 30,750 shares held in spouse's pension trust and 18,063 shares held in various trusts.

(5) Roche, Carens & DeGiacomo, P.C. has been retained as counsel to the Corporation during the last nine fiscal years and will be retained in the 1997 fiscal year. During 1996, the Bank paid $821,213 to Roche, Carens & DeGiacomo, P.C. in fees, reimbursement of expenses paid on behalf of the Corporation, and conveyancing fees paid by borrowers at loan closings.

                                   COMMITTEES

    The Corporation was formed in January 1996 and the Board of Directors met two times in 1996. The Board of Directors of the Bank met twelve times in 1996. The Bank has standing audit, Executive and Nominating Committees. Directors of the Bank who are not Officers of the Bank receive an annual retainer of $2,500, payable semi-annually and are compensated for meetings attended during the year. Compensation is equal to $300 per meeting attended for board and committee members and $400 per meeting attended for the committee clerk or chairman. Total compensation paid by the Bank to all Directors, including attendance at Board and Committee meetings amounted to $90,200 in 1996. No additional fees were paid to Directors attending meetings of the Corporation.

    During 1996, no member attended fewer than 75 percent of the Directors meetings of the Corporation and the Bank. Two members of the Executive Committee of the Bank, Mr. Peter L. Maguire and Mr. Thomas P. Moore, Jr. attended fewer than 75 percent of the meetings of that committee held during 1996.

    The Audit Committee of the Bank presently is chaired by Mr. William E. Lucey and has as its members, Ms. Martha M. Campbell, and Messrs Bernard J. Dwyer and John V. Murphy. The Committee met four times in 1996. The Audit Committee reviews the results of the Company's independent audit and regulatory examinations, reviews internal audit procedures and the results of internal audit programs.

    The Executive Committee of the Bank presently is chaired by Mr. Mark A. Osborne and has as its members Messrs. Peter L. Maguire, Thomas P. Moore, Jr., Michael T. Putziger and Richard P. Quincy. The Committee met twelve times in 1996. In addition the Executive Committee administers the 1986 Stock Option Plan, the 1989 Stock Option Plan, the 1995 Premium Incentive Stock Option Plan, the Short Term Incentive Bonus Plan, and determines compensation for the Principal Officers of the Bank. The Executive Committee is also the Trustee of the Employee Stock Ownership Plan.

    The Nominating Committee of the Bank presently is chaired by Mr. Mark A. Osborne and has as its members Messrs. Peter L. Maguire, Thomas P. Moore, Jr., Michael T. Putziger and Richard P. Quincy. The Committee meets annually to recommend nominees for Officers and Directors of the Corporation to the full Board. The Committee will consider stockholder nominations, if received along with all background materials, prior to November 21, 1997, for consideration at the annual meeting to be held in the second quarter of 1998.

                             EXECUTIVE COMPENSATION

    The following table sets forth a summary of certain information concerning the compensation awarded or paid by the Corporation and the Bank for services rendered in all capacities during the last three fiscal years to the Chairman of the Board, President and Chief Executive Officer and the top four other senior officers of the Corporation and the Bank.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION              LONG-TERM           ALL
          NAME AND PRINCIPAL             ------------------------------------   COMPENSATION         OTHER
          POSITION FOR 1996              YEAR    SALARY     BONUS      OTHER      AWARDS(1)      COMPENSATION(2)
--------------------------------------   ----   --------   --------   -------   -------------    -------------
Mark A. Osborne                          1996   $225,000   $100,000   $ 7,418(3)   $  99,964        $43,214
CHAIRMAN OF THE BOARD, PRESIDENT         1995    225,000   $ 40,000   $ 8,353(3)   $ 139,342(4)      49,748
AND CHIEF EXECUTIVE OFFICER              1994    210,000     50,000     8,701(3)     173,250         64,248

Richard S. Straczynski                   1996   $130,000   $    250     --        $  99,964         $ 1,110
EXECUTIVE VICE PRESIDENT                 1995    108,316      --        --        $ 106,535(4)       --
                                         1994      --         --        --          --               --

Gerard F. Linskey                        1996   $ 90,000   $ 15,000     --          --              $13,650
TREASURER                                1995     90,000      7,000     --          --               10,800
                                         1994     90,000     10,000   $ 2,500(5)   $  49,500         13,500

Dennis P. Myers                          1996   $ 90,000   $ 15,000     --          --              $13,650
SENIOR VICE PRESIDENT OF                 1995     90,000     10,000     --          --               10,800
THE HIBERNIA SAVINGS BANK                1994     90,000     20,000     --        $  49,500          13,500

Wayne F. Blaisdell                       1996   $ 80,000   $ 11,500     --          --              $11,895
SENIOR VICE PRESIDENT OF                 1995     80,000      5,000     --          --                9,600
THE HIBERNIA SAVINGS BANK                1994     76,000     10,000     --        $   9,000          11,400

------------------------

(1) Long term compensation awards consist of stock options granted to officers. The value is computed based on the option price which was the fair market value of the Corporation's stock on the date the options were issued.

(2) Contributions by the Corporation to the Employee Stock Ownership Plan, the Non Qualified Employee Retirement Plan and the Bank's 401(k) plan.

(3) Personal use of Company automobile and reimbursement of costs associated with life insurance.

(4) Options for 6,555 shares originally issued in 1995 were rescinded. Figures for 1995 adjusted to reflect rescission.

(5) Personal use of Company automobile.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

    The following table sets forth certain information with respect to stock options granted during the last fiscal year by each of the named executive officers and the fiscal year end value of unexercised options:

                                                                                                              POTENTIAL REALIZABLE
                                            INDIVIDUAL GRANTS                                                       VALUE AT
----------------------------------------------------------------------------------------------------------  ASSUMED ANNUAL RATES OF
                                                          PERCENT OF TOTAL                                        STOCK PRICE
                                                               OPTIONS          EXERCISE OF                 APPRECIATION FOR OPTION
                                  NUMBER OF SECURITIES       GRANTED TO            BASE                             TERM(2)
                                   UNDERLYING OPTIONS       EMPLOYEES IN       PRICE ($/SH)    EXPIRATION   ------------------------
            NAME (A)                   GRANTED (B)         FISCAL YEAR (C)          (D)         DATE (E)    5% ($) (F)   10% ($) (G)
--------------------------------  ---------------------  -------------------  ---------------  -----------  -----------  -----------
1995 STOCK OPTION PLAN
Mark A. Osborne.................            6,555                    50%         $   15.25        3-12-06    $  62,867    $ 159,316
Richard S. Straczynski..........            6,555                    50%         $   15.25        3-12-06    $  62,867    $ 159,316

------------------------

(1) All such options are exercisable twenty-four months after their respective issue dates at the market price of the Corporation stock as of the issue date, and expire on the tenth anniversary of the date of grant.

(2) These amounts represent assumed rates of appreciation only, are not discounted for inflation, and are not necessarily indicative of actual expected growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

    The following table sets forth certain information with respect to stock options exercised during the last fiscal year by each of the named executive officers and the fiscal year end value of unexercised options:

                                                                                                   NUMBER OF    VALUE OF
                                                                                                  UNEXERCISED  UNEXERCISED
                                                                   NUMBER OF                        OPTIONS      OPTIONS
                                                                SHARES ACQUIRED        VALUE       AT FISCAL    AT FISCAL
NAME                                                              ON EXERCISE        REALIZED      YEAR END     YEAR END
------------------------------------------------------------  -------------------  -------------  -----------  -----------
1986 STOCK OPTION PLAN
Richard S. Straczynski......................................          --                --             1,500    $  12,375

1989 STOCK OPTION PLAN
Mark A. Osborne.............................................          --                --            25,500    $ 271,612
Richard S. Straczynski......................................          --                --             3,750    $  32,343
Gerard F. Linskey...........................................          --                --             3,000    $  28,125
Dennis P. Myers.............................................          --                --             3,000    $  28,125
Wayne F. Blaisdell..........................................          --                --               600    $   5,625

1995 STOCK OPTION PLAN
Mark A. Osborne.............................................          --                --            15,000    $  66,318
Richard S. Straczynski......................................          --                --            14,750    $  94,032

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Executive Committee of the Bank acts as the Compensation Committee in establishing salaries for the principal officers of the Bank. The Bank's compensation policies are designed to provide competitive levels of compensation integrating pay with the Bank's performance goals, rewarding above average performance, recognizing individual initiatives and achievements and assisting the Corporation in attracting and retaining qualified executives in the competitive market in which the Corporation operates.

    Executive compensation consists of three components: cash compensation, including base salary and an annual incentive bonus; long term incentive compensation in the form of stock options; and executive benefits. These components are intended to provide incentives to achieve short and long-range objectives of the Bank and to reward exceptional performance. Performance is evaluated not only with respect to the Bank's earnings but also with respect to comparable industry performance, the accomplishment of business objectives and the individual's contribution to the Bank's core earnings and stockholder value. The competitiveness of the Bank's compensation structure is determined by a thorough review of compensation survey data collected by the Committee. To motivate job performance and to encourage growth in stockholder value, stock options are granted under the Bank's stock option plans to all executives and other personnel in order to encourage substantial contributions toward the overall success of the Bank. The Committee believes that this focuses attention on managing the Bank from the perspective of an owner with an equity stake in the business. In addition to executive benefits, executive officers receive all normal employee fringe benefits.

    In determining the overall compensation package for the Chief Executive Officer, the Committee considered each of the factors enumerated in the preceding paragraphs regarding compensation for executive officers of the Bank, as well as the financial performance achieved by the Bank during the past fiscal year. In addition, the Bank continued at or near the top of the financial industry for such key financial performance measures as growth in assets, growth in earning assets, growth in loans outstanding, growth in deposits and operating efficiency. Additionally, the Committee reviewed various compensation packages provided to executive officers of other publicly traded financial institutions. The results of such review showed Mr. Osborne's overall compensation package to be competitive for chief executive officers of publicly traded financial institutions of comparable size, complexity of operation and performance.

                               PERFORMANCE GRAPH

    The following graph sets forth the cumulative total stockholders return (assuming reinvestment of dividends) to the Corporation's stockholders during the five year period ended December 31, 1996 as well as the overall stock market index (NASDAQ-U.S.), the NASDAQ Financial Stock Index and S&P 500 Index:
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        EMERALD ISLE BANCORP, INC. EQUITY
  DATE       DATE                     RETURN                    NASDAQ COMB COMPOSITE INDEX RETURN
1/31/91                                                   0%                                      0%
2/28/91                                                  78%                                      9%
3/29/91                                                  56%                                     16%
4/30/91                                                  89%                                     17%
5/31/91                                                  67%                                     22%
6/28/91       Jun-91                                     56%                                     15%
7/31/91                                                  56%                                     21%
8/30/91                                                  56%                                     27%
9/30/91                                                  56%                                     27%
10/31/91                                                 11%                                     31%
11/29/91                                                  0%                                     26%
12/31/91      Dec-91                                     22%                                     42%
1/31/92                                                 100%                                     50%
2/28/92                                                 111%                                     53%
3/31/92                                                 100%                                     46%
4/30/92                                                 178%                                     40%
5/29/92                                                 200%                                     41%
6/30/92       Jun-92                                    256%                                     36%
7/31/92                                                 244%                                     40%
8/31/92                                                 244%                                     36%
9/30/92                                                 178%                                     41%
10/30/92                                                200%                                     46%
11/30/92                                                233%                                     58%
12/31/92      Dec-92                                    244%                                     63%
1/29/93                                                 422%                                     63%
2/26/93                                                 322%                                     62%
3/31/93                                                 322%                                     67%
4/30/93                                                 400%                                     13%
5/31/93                                                 522%                                     69%
6/30/93       Jun-93                                    489%                                     70%
7/30/93                                                 578%                                     70%
8/31/93                                                 456%                                     79%
9/30/93                                                 556%                                     84%
10/29/93                                                600%                                     88%
11/30/93                                                567%                                     82%
12/31/93      Dec-93                                    511%                                     88%
1/31/94                                                 567%                                     93%
2/28/94                                                 556%                                     91%
3/31/94                                                 622%                                     79%
4/29/94                                                 611%                                     77%
5/31/94                                                 622%                                     78%
6/30/94       Jun-94                                    678%                                     70%
7/29/94                                                 733%                                     74%
8/31/94                                                 700%                                     85%
9/30/94                                                 667%                                     85%
10/31/94                                                656%                                     88%
11/30/94                                                589%                                     81%
12/30/94      Dec-94                                    611%                                     82%
1/31/95                                                 648%                                     82%
2/28/95                                                 670%                                     92%
3/31/95                                                 754%                                     97%
4/28/95                                                 774%                                    104%
5/31/95                                                 812%                                    109%
6/30/95       Jun-95                                    888%                                    125%
7/31/95                                                 912%                                    142%
8/31/95                                                 963%                                    146%
9/29/95                                                1056%                                    152%
10/31/95                                               1110%                                    150%
11/30/95                                               1068%                                    156%
12/29/95      Dec-95                                   1000%                                    154%
1/31/96                                                 971%                                    156%
2/29/96                                                 937%                                    166%
3/29/96                                                 937%                                    166%
4/30/96                                                 908%                                    187%
5/31/96                                                 874%                                    200%
6/28/96                                                 891%                                    186%
7/31/96                                                 870%                                    161%
8/30/96                                                 935%                                    176%
9/30/96                                                 982%                                    196%
10/31/96                                                987%                                    195%
11/29/96                                               1193%                                    212%
12/31/96                                               1280%                                    212%
35461                                                  1355%                                    233%


  DATE       NASDAQ COMB BANK INDEX RETURN    S&P 500 INDEX RETURN
1/31/91                                   0%                   344%
2/28/91                                  10%                   367%
3/29/91                                  16%                   375%
4/30/91                                  23%                   375%
5/31/91                                  25%                   390%
6/28/91                                  22%                   371%
7/31/91                                  23%                   388%
8/30/91                                  29%                   395%
9/30/91                                  28%                   388%
10/31/91                                 25%                   392%
11/29/91                                 21%                   375%
12/31/91                                 31%                   417%
1/31/92                                  40%                   409%
2/28/92                                  48%                   413%
3/31/92                                  48%                   404%
4/30/92                                  56%                   415%
5/29/92                                  64%                   415%
6/30/92                                  66%                   408%
7/31/92                                  73%                   424%
8/31/92                                  70%                   414%
9/30/92                                  73%                   418%
10/30/92                                 79%                   419%
11/30/92                                 89%                   431%
12/31/92                                 99%                   436%
1/29/93                                  99%                   439%
2/26/93                                 124%                   443%
3/31/93                                 135%                   452%
4/30/93                                  73%                   440%
5/31/93                                 123%                   450%
6/30/93                                 127%                   451%
7/30/93                                 142%                   448%
8/31/93                                 153%                   464%
9/30/93                                 161%                   459%
10/29/93                                164%                   468%
11/30/93                                155%                   462%
12/31/93                                158%                   466%
1/31/94                                 164%                   482%
2/28/94                                 159%                   467%
3/31/94                                 152%                   446%
4/29/94                                 158%                   451%
5/31/94                                 174%                   457%
6/30/94                                 183%                   444%
7/29/94                                 187%                   458%
8/31/94                                 193%                   476%
9/30/94                                 189%                   463%
10/31/94                                175%                   472%
11/30/94                                161%                   454%
12/30/94                                161%                   459%
1/31/95                                 173%                   470%
2/28/95                                 186%                   487%
3/31/95                                 188%                   501%
4/28/95                                 197%                   515%
5/31/95                                 204%                   533%
6/30/95                                 218%                   545%
7/31/95                                 232%                   562%
8/31/95                                 256%                   562%
9/29/95                                 262%                   584%
10/31/95                                258%                   582%
11/30/95                                271%                   605%
12/29/95                                277%                   616%
1/31/96                                 286%                   636%
2/29/96                                 288%                   640%
3/29/96                                 293%                   646%
4/30/96                                 293%                   654%
5/31/96                                 298%                   669%
6/28/96                                 301%                   671%
7/31/96                                 299%                   639%
8/30/96                                 315%                   652%
9/30/96                                 330%                   687%
10/31/96                                347%                   705%
11/29/96                                373%                   757%
12/31/96                                376%                   741%
35461                                   402%                   786%

                                    BENEFITS

EMPLOYMENT AGREEMENTS

    In 1986, The Hibernia Savings Bank entered into an Employment Agreement (the "Agreement") with Mark A. Osborne, Chairman of the Board, President and Chief Executive Officer. The Agreement provides for a five year term and for a continuation of benefits currently provided by the Bank. This Agreement was amended and approved by a vote of the Board of Directors at its July 1991 meeting.

    The Agreement will be automatically extended for an additional year on each anniversary of the Agreement, unless prior to such anniversary either party gives written notice to the other of an election not to extend the Agreement.

    The Agreement provides that the Bank may terminate Mr. Osborne's employment at any time for "cause" as that term is defined by the Agreement, without further obligation on the part of the Bank. However, if the Bank were to terminate the President's employment for any reason other than cause, Mr. Osborne would be entitled to receive the compensation specified in the Agreement for the balance of the term of the Agreement. The Bank would not be entitled to a set-off for compensation received as a result of new employment.

    In addition, the Bank entered into a Special Termination Agreement with Mr. Osborne in 1986. This Agreement was amended and approved by a vote of the Board of Directors at its July 1991 meeting. This Agreement provides that if there is a Change in Control of the Bank, and Mr. Osborne's employment is terminated within three years thereafter, or if Mr. Osborne should terminate his employment within three years after such a Change in Control because of demotion, loss of title or office or reduction in compensation, Mr. Osborne would be entitled to an additional severance benefit in an amount equal to three times his annual compensation. A Change in Control, as defined in the Special Termination Agreement, occurs (a) where a person or group of persons acquires beneficial ownership of 25% or more of the common stock of the Bank without the approval of two-thirds of the Board of Directors, or (b) where as a result of a tender offer, exchange offer, business combination or merger, or sale of assets, a majority of the Board of Directors is comprised of persons who did not serve on the Board of Directors prior to such tender offer or other transaction listed above.

EMPLOYEE STOCK OWNERSHIP PLAN(1)

    The Board of Directors of the Bank at its February 1989 meeting voted to establish an Employee Stock Ownership Plan ("ESOP"), which is one type of qualified stock bonus plan under Internal Revenue Code Section 401(a). All employees who complete twelve consecutive months of employment with the Corporation are eligible to participate in the Plan. After thirty-six months of consecutive employment, employees are 100% vested in the plan. An ESOP is designed to invest primarily in the stock of the employer corporation and may borrow money to buy such stock. As of February 28, 1997 the Employee Stock Ownership Plan had acquired 319,959 shares of the Bank's outstanding common stock. The Executive Committee of the Board of Directors has been designated as Trustee for the ESOP and the plan is administered by The Pentad Corporation, Waltham, MA. For the years 1990, 1991, 1992, 1993, 1994, 1995 and 1996, the Bank made contributions to the Plan of $170,949, $184,299, 178,233, $195,875,
$200,914, $241,480 and $233,583, respectively.

401(K) PLAN(1)

    The Board of Directors of the Bank at its January 1992 meeting, voted to establish a Profit Sharing Plan as defined in the Internal Revenue Code Section 401(k). The 401(k) Plan became effective on February 1, 1992. All employees who complete twelve consecutive months of employment with the Corporation are eligible to participate in the Plan. Vesting at 100% begins when the employees are eligible to participate in the Plan. The Bank will match employees' voluntary contributions on a dollar for dollar basis up to 3% of total compensation. The plan is administered by the Savings Banks Employees Retirement Association (SBERA). For the years 1992, 1993, 1994, 1995 and 1996, the Bank made contributions to the Plan of $40,965, $44,624, $43,394, $49,444 and $68,548, respectively.

NON-QUALIFIED EXECUTIVE RETIREMENT PLAN(1)

    The Board of Directors of the Bank at its January 1994 meeting voted to establish a Non-Qualified Executive Retirement Plan (NQERP) which is an unfunded non-qualified plan maintained for the purpose of providing deferred compensation for a select group of management whose retirement benefits in the Corporation's tax qualified retirement plans are restricted by statute. The amount credited to an executive's account shall be equal to the difference between what the Corporation would have (in the absence of statutory limitations) contributed minus the actual contribution made for the year. During 1994, 1995 and 1996, the Bank made contributions to the Plan of $41,748, $30,944 and $29,915, respectively.

SHORT TERM INCENTIVE BONUS PLAN(1)

    During 1986, the Bank adopted a Short Term Incentive Bonus Plan (the "Plan") whereby certain employees are eligible to receive a bonus if the Bank meets or exceeds certain base standards of profitability, and certain strategic goals are achieved. The structure of the Plan is reviewed on an annual basis by the Executive Committee of the Bank. There was no incentive compensation expense recorded for 1990, 1991 or 1992 while for 1993, 1994, 1995 and 1996, the Bank recorded expenses of $136,900, $124,125, $185,504 and $265,000 for incentive compensation respectively.

1986, 1989 AND 1995 STOCK OPTION PLANS(1)

    The Corporation currently has three stock option plans designed to furnish an additional incentive to key employees of the Bank by affording them the opportunity to become owners of the Corporation's common stock. The options available, granted and exercised under both plans have been adjusted to reflect the three for two stock dividend effective February 1, 1995 and the five for four stock dividend effective February 3, 1997. During 1996, the Corporation received $2,500 from the exercise of 1,500 options.

    The total number of shares available under the 1986 Stock Option Plan is 150,000 shares. Options for 120,000 shares have been granted. Of the total number of options granted under the plan, 7,000 options remain unexercised as of February 28, 1997.

    The total number of shares available under the 1989 Stock Option Plan is 65,625 shares. Options for 52,500 shares have been granted. Of the total number of options granted under the plan, 50,625 options remained unexercised as of February 28, 1997.

    The 1995 Premium Incentive Stock Option Plan provides for options on an additional 87,500 shares. Options for 72,687 shares have been granted. Of the total number of options granted under the plan, 72,687 options remain unexercised as of February 28, 1996. On March 12, 1996, 6,555 new options were granted to Mark A. Osborne and Richard S. Straczynski each under the 1995 plan. These options will be exercisable after 24 months from the date of issue. They are exercisable at $15.25 per share, the market price of the Corporation's stock as the issue date.

STOCK PURCHASE PLAN(1)

    In 1989, the Board of Directors of the Bank voted to adopt a Stock Purchase Plan, which was subsequently approved by the Massachusetts Commissioner of Banks. Shares available for purchase were limited to 150,000 shares split adjusted for stock split 3 for 2 February 1, 1995 of authorized but unissued common stock. In 1990 the Board of Directors voted to increase the shares available for purchase to 375,000 shares split adjusted for the three for two stock split effective February 1, 1995 and the five for four stock dividend effective February 3, 1997 of authorized but unissued common stock, but not to authorize the issuance of any shares pursuant to the Plan without further Board approval. The increase in the number of shares of authorized but unissued stock was also approved by the Commissioner of Banks.

    The two purposes of the Plan are (1) to provide a continuing source of additional capital for the Corporation without the costs normally associated with that activity, and (2) to provide an additional method for directors, officers, employees, and employee benefit plans to acquire a proprietary interest in the Corporation through the purchase of shares of common stock of the Corporation. No participant, except for the Employee Stock Ownership Plan, may purchase more than 25,000 shares absent the approval of two thirds of the Board of Directors. The Board of Directors approved the purchase of in excess of 25,000 shares for Director Michael T. Putziger at its October 21, 1992 meeting. Shares must be purchased for investment only and must be held for at least one year. The purchase price will be the closing bid price of the common stock on the business day prior to the purchase.

------------------------

(1) These plans were originally adopted as stock benefit plans of The Hibernia Savings Bank. Pursuant to the Plan of Reorganization and Acquisition between the Corporation and the Bank dated February 15, 1996 and consummated on October 1, 1996, the above plans became the stock benefit plans of the Corporation.

    The Board of Directors of the Bank authorized the sale of stock through the Stock Purchase Plan at its April 29, 1992 meeting and as of February 28, 1997, 245,553 additional shares of common stock had been issued under the Plan. All of the shares were issued at market prices at the time of issuance, raising additional paid in capital of $1,969,036.

INDEBTEDNESS OF MANAGEMENT

    Certain of the Bank's directors and executive officers and their associates are customers of the Bank and from time to time have had loans from the Bank. Such loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features to the Corporation. The total outstanding indebtedness of directors and officers was $1,080,219 at December 31, 1996.

                        PROPOSAL II -- ELECTION OF CLERK

    Massachusetts General Laws Ch. 156B, s. 48 provides that the Clerk of the Corporation shall be elected by the Stockholders. Shares represented by the enclosed proxy will be voted to elect Douglas C. Purdy to serve as Clerk of the Corporation until the next election, or until a successor is elected and qualified, unless otherwise specified in the proxy.

    Mr. Purdy is an attorney at Serafini, Purdy, DiNardo and Wells of Quincy, Massachusetts. He is 54 years old.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

          PROPOSAL III -- SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors recommends that the stockholders approve the selection of Arthur Andersen LLP as independent auditors for the Corporation to certify the Annual Report of Condition of the Corporation for the year ending December 31, 1997.

    Arthur Andersen LLP was engaged as of June, 1990, and has certified the Annual Report of Condition since December 31, 1990. The Audit Committee and the Board of Directors approved the engagement of Arthur Andersen LLP in June of 1990. In 1996, the Bank paid Arthur Andersen LLP $70,500, of which amount $54,000 was for audit work and $16,500 was for tax return preparation. Prior to completion of the work, the services to be provided were approved by, and the possible effect on the independence of the accountant was considered by, the Audit Committee.

    It is expected that a representative of Arthur Andersen LLP will attend the stockholders meeting; such representative will be afforded the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                             STOCKHOLDER PROPOSALS

    The Corporation will entertain proposals of stockholders. Stockholder proposals relating to the April 27, 1998 Annual Meeting must be received by the Bank at its executive offices on or before November 21, 1997 and should be addressed to Douglas C. Purdy, Clerk.

                                 OTHER MATTERS

    As of the date of this statement, management knows of no other matters which will be presented to the meeting, which are not referred to in the accompanying notice. However, regarding the other matters, if any, which may properly come before the meeting and as to matters incident to the conduct of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgment.

                                          By order of the Board of Directors

                                          Douglas C. Purdy, CLERK

Quincy, Massachusetts
March 21, 1997

PROXY                    EMERALD ISLE BANCORP, INC.                  PROXY
                  730 HANCOCK STREET, QUINCY, MA 02170
     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Mark A. Osborne, Chairman of the Board, and Gerard F. Linskey, Treasurer, as Proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse all the shares of common stock of Emerald Isle Bancorp, Inc. held of record by the undersigned on February 28, 1997 at the Annual Meeting of Stockholders to be held on April 28, 1997 or any adjournment thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE
DETERMINATION OF THE PROXY HOLDERS AS TO OTHER MATTERS. THIS PROXY IS REVOCABLE BY WRITTEN NOTICE TO THE CLERK PRIOR TO ITS EXERCISE.


                         CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE

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                              FOLD AND DETACH HERE






         SHAREHOLDERS ARE URGED TO EXECUTE AND RETURN THEIR PROXIES
           PROMPTLY IN ORDER TO MINIMIZE THE COST OF SOLICITATION.




                                                                         PLEASE MARK
                                                                         YOUR VOTE AS  /X/
                                                                         INDICATED IN
                                                                         THIS EXAMPLE



1.  A proposal to elect DOUGLAS C. PURDY and RICHARD P. QUINCY to serve as Directors of the Corporation for a period of three years or until their successors are selected and qualified.

  FOR all nominees         WITHHOLD          (INSTRUCTION: To withhold authority to vote for any individual nominee,
    listed above          AUTHORITY          write that nominee, write that nominee's name on the space provided below.)
 (except as marked)    to vote for all
 to the contrary).   nominees listed above.

     /  /                   /  /             _____________________________________________________________


2.  A proposal to elect Douglas C. Purdy          3.  A proposal to approve the appointment of Arthur
    to serve as Clerk of the Corporation.             Andersen LLP as auditors of the Corporation.

       FOR       AGAINST       ABSTAIN                    FOR       AGAINST       ABSTAIN

      /  /        /  /          /  /                    /  /        /  /          /  /


                                                                     Signatures should agree with the names on stock
                                                                     certificates. If held as joint tenants, both should sign.
                                                            ____     Attorneys, Executors, Administrators, Trustees or other
                                                               |     fiduciary should so indicate when signing. If title is held
                                                               |     by corporation, please sign full name of corporation by
                                                                     President or other authorized officer. If a partnership,
                                                                     please sign in partnership name by authorized person.

                                                                     Signature ___________________________ Date ____________


                                                                     Signature ___________________________ Date ____________

                                                                        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                              PROMPTLY USING THE ENCLOSED ENVELOPE.


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                              FOLD AND DETACH HERE